Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned, Paul F. Walsh, the Chief Executive Officer, of eFunds Corporation (the “Company”), and Thomas S. Liston, the Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, hereby certifies that, to the best of their knowledge:

(i) the Form 10-Q for the quarter ended September 30, 2003 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003

/s/ Paul F. Walsh

Paul F. Walsh
Chief Executive Officer

/s/ Thomas S. Liston

Thomas S. Liston
Chief Financial Officer